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                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

     As independent petroleum consultants, Ryder Scott Company, L.P. consents to the references to our reports corresponding to the effective dates December 31, 1997, December 31, 1998 and December 31, 1999, and to the reference to Ryder Scott Company, L.P., as experts in the field of petroleum engineering, which were incorporated by reference in Registration Statement on Form S-4 of Nuevo Energy Company.

                                            /s/ RYDER SCOTT COMPANY, L.P.
                                            ------------------------------------
                                            Ryder Scott Company, L.P.

Houston, Texas
November 21, 2000